Exhibit 99.1

Newtek Business Services Reports First Quarter 2007

Beats Guidance in Three Key Operating Segments

Highlights for first three months of 2007:

•	Three key Business Service segments met or beat our Q1 Guidance.

•	Electronic Payment Processing revenues increased 33% over Q1 2006.

•	Web Hosting revenues increased 22% over Q1 2006.

•	Small Business Lending revenues increased 10% over Q1 2006.

•	Electronic Payment Processing EBITDA increased 86% over Q1 2006.

•	Electronic Payment Processing 2007 pretax net income annual guidance improves by $500,000.

•	Small Business Lending 2007 pretax net income annual guidance improves by $350,000.

•	Web Hosting 2007 pretax annual guidance improves by $150,000.

•	Business Services three key operating segments EBITDA is $3.9 million for Q1 2007.

New York, N.Y. – May 9, 2007 – Newtek Business Services, Inc. (NASDAQ: NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small and medium-sized business market, announced today that it reported a loss before income taxes for the first quarter of 2007 of $4.1 million which was a smaller loss than the previous forecast loss of $5.4 – $5.0 million.

Total consolidated revenues were $21.8 million which was higher than previously given guidance of $20.3 – $20.8 million. The Company outperformed (or met) previous guidance of revenues, pretax net income and EBITDA across its Electronic Payment Processing, Web Hosting, and Small Business Lending operating segments. Our losses from the CAPCO segment as reported were $3.5 million, most of which is a non-cash expense. As previously reported, these losses from the CAPCO segment will continue to decline over time. The company has increased its guidance in the Electronic Payment Processing segment to revenues of $55.4 to $56.0 million, pretax net income of $3.5 to $3.9 million and EBITDA of $5.3 to $5.6 million. This is an improvement of $2.0 to $2.1 million in revenues and $.5 million in pretax net income and EBITDA.

CEO and Chairman Barry Sloane said, “We are very pleased that the company was able to outperform previously established company guidance in its three key operating segments. Our revenues continue to grow and we are confident that reinvesting our cash flow and resources in our business model will provide anticipated attractive returns. We continue to significantly improve our guidance and performance in the electronic payment processing space and are increasing our guidance by $500,000 in pretax income for 2007. Our Web Hosting business is positioning itself for long term sustainable growth and increased its pretax income annual guidance for 2007 by $150,000. Our small business lending unit is also increasing its pretax income annual guidance by $350,000. We will discuss on our call today our operations and our execution and implementation plan to grow our company for many years to come.”

Newtek has posted a PowerPoint presentation on its website, www.newtekbusinessservices.com which will help investors follow along at the shareholder conference call scheduled for 4:15 p.m. today, May 9, 2007.

The conference call will be accessible via a toll free number by dialing 1-866-638-5495 and providing the pass code 37269931. Listeners are encouraged to ask any questions that they may have during the call. The conference call will also be broadcast over the internet through Newtek’s website at www.newtekbusinessservices.com. To listen to the call live, please go to Newtek’s website approximately 15 minutes prior to the call to download any audio software which may be necessary. For those who miss the live broadcast, a replay will be available on the website approximately one hour after the call. The online archive of the web cast will be available for ninety days following the call.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the U.S. Small Business Administration, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 78,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filing

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com

2007 First Quarter – Actual Results

(In millions of dollars)

	Revenue	Pretax Net Income (Loss)	EBITDA
Electronic Payment Processing	12.6	0.8	1.3

Web Hosting	3.9	1.0	1.8

SBA Lending	2.3	0.0	0.8

CAPCO	1.6	(3.5)

All Other	1.5	(0.4)

Corporate Activities	1.1	(2.0)

Interco Eliminations	(1.2)

Total	21.8	(4.1)

2007 Segment Guidance Second Quarter

(In millions of dollars)

	Revenue	Pretax Net Income (Loss)	EBITDA
Electronic Payment Processing	13.3 - 13.5	0.8 - 0.9	1.3 - 1.4

Web Hosting	3.9 - 4.0	0.9 - 1.0	1.8 - 1.9

SBA Lending	2.8 - 2.8	0.2 - 0.3	1.1 - 1.2

CAPCO	1.6 - 1.7	(4.0) - (4.0)

All Other	1.0 - 1.1	(0.9) - (0.8)

Corporate Activities	1.2 - 1.2	(1.5) - (1.5)

Interco Eliminations	(1.1) - (1.1)

Total	22.7 - 23.2	(4.5) - (4.1)

2007 Segment Guidance Third Quarter

(In millions of dollars)

	Revenue	Pretax Net Income (Loss)	EBITDA

Electronic Payment Processing	14.1-14.3	0.9-1.0	1.3-1.4

Web Hosting	4.0-4.1	0.9-1.0	1.8-1.9

SBA Lending	2.5-2.6	(0.1)-0.0	0.8-0.9

CAPCO	1.6-1.7	(4.0)-(4.0)

All Other	1.1-1.2	(0.8)-(0.7)

Corporate Activities	1.2-1.2	(1.5)-(1.5)

Interco Eliminations	(1.1)-(1.1)

Total	23.4-24.0	(4.6)-(4.2)

2007 Segment Guidance Fourth Quarter

(In millions of dollars)

	Revenue	Pretax Net Income (Loss)	EBITDA

Electronic Payment Processing	15.4-15.6	1.0-1.1	1.4-1.5

Web Hosting	4.1-4.2	1.0-1.1	1.9-2.0

SBA Lending	2.9-3.0	0.3-0.5	1.2-1.4

CAPCO	1.6-1.7	(4.0)-(4.0)

All Other	1.2-1.3	(0.8)-(0.7)

Corporate Activities	1.2-1.2	(1.5)-(1.5)

Interco Eliminations	(1.1)-(1.1)

Total	25.3-25.9	(4.0)-(3.4)

2007 Annual Segment Guidance

(In millions of dollars)

	Revenue	Pretax Net Income (Loss)	EBITDA

Electronic Payment Processing	55.4-56.0	3.5-3.9	5.3-5.6

Web Hosting	15.9-16.2	3.8-4.1	7.3-7.6

SBA Lending	10.5-10.7	0.4-0.8	3.9-4.3

CAPCO	6.4-6.7	(15.5)-(15.5)

All Other	4.8-5.1	(2.9)-(2.6)

Corporate Activities	4.7-4.7	(6.5)-(6.5)

Interco Eliminations	(4.5)-(4.5)

Total	93.2-94.9	(17.2)-(15.8)

NEWTEK BUSINESS SERVICES, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

(In Thousands, except for Per Share Data)

	2007	2006
Revenue:
Electronic payment processing	$12,517	$9,432
Web hosting	3,877	3,164
Interest income	1,492	1,413
Income from tax credits	1,301	1,258
Premium income	716	614
Servicing fee	444	499
Insurance commissions	238	244
Other income	1,224	522

Total revenue	21,809	17,146

Expenses:
Electronic payment processing costs	8,970	6,907
Consulting, payroll and benefits	5,513	4,046
Interest	3,722	4,308
Professional fees	1,819	2,054
Depreciation and amortization	1,728	1,355
Insurance	813	863

Provision for loan losses	167	119
Other general and administrative costs	3,267	2,359

Total expenses	25,999	22,011

Loss from continuing operations before minority interest, benefit for income taxes, and discontinued operations	(4,190)	(4,865)
Minority interest	124	233

Loss from continuing operations before benefit for income taxes and discontinued operations	(4,066)	(4,632)
Benefit for income taxes	1,372	1,607

Loss from continuing operations before discontinued operations	(2,694)	(3,025)
Discontinued operations, net of taxes	(205)	297

Net loss	$(2,899)	$(2,728)

Weighted average common shares outstanding:
Basic	35,651	34,834
Diluted	35,815	34,834
Loss per share from continuing operations:
Basic and diluted	$(0.07)	$(0.09)
(Loss) income per share from discontinued operations, net of taxes:
Basic and diluted	(0.01)	0.01

Basic and diluted loss per share	$(0.08)	$(0.08)

NEWTEK BUSINESS SERVICES, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2007 AND DECEMBER 31, 2006

(In Thousands, except for Per Share Data)

	March 31, 2007 Unaudited	December 31, 2006 (Note 1)
ASSETS
Cash and cash equivalents	$29,866	$26,685
Restricted cash	8,576	11,275
U.S. Treasury notes	4,684	5,016
Asset held for sale	—	1,530
Credits in lieu of cash	103,898	106,425
SBA loans receivable (net of reserve for loan losses of $2,448 and $2,332, respectively)	28,609	27,746
Accounts receivable (net of allowance of $275 and $23, respectively)	5,935	1,568
SBA loans held for sale	4,308	1,786
Accrued interest receivable	531	519
Investments in qualified businesses—cost method investments	523	542
Investments in qualified businesses—held to maturity debt investments	2,699	5,301
Prepaid and structured insurance	16,807	17,497
Prepaid expenses and other assets (net of accumulated amortization of deferred financing costs of $999 and $832, respectively)	6,101	7,682
Servicing assets (net of accumulated amortization and allowances of $2,318 and $2,081, respectively)	3,110	2,991
Fixed assets (net of accumulated depreciation and amortization of $4,661 and $4,065, respectively)	4,630	4,458
Intangible assets (net of accumulated amortization of $6,603 and $5,919, respectively)	8,577	9,141
Goodwill	12,323	10,575

Total assets	$241,177	$240,737

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$9,646	$8,509
Notes payable	11,453	10,651
Bank notes payable	20,556	16,391
Deferred revenue	2,046	2,761
Notes payable in credits in lieu of cash	85,556	86,332
Deferred tax liability	22,839	24,428

Total liabilities	152,096	149,072

Minority interest	4,152	4,596

Commitments and contingencies
Shareholders’ equity:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 54,000 shares, issued and outstanding 34,856 and 34,809 not including 583 shares held in escrow)	717	710
Additional paid-in capital	55,701	54,949
Retained earnings	28,565	31,464
Treasury stock, at cost (32 shares at March 31, 2007)	(54)	(54)

Total shareholders’ equity	84,929	87,069

Total liabilities and shareholders’ equity	$241,177	$240,737